Exhibit 23.2

                            Ivins, Phillips & Barker
                                    CHARTERED

                         1700 PENNSYLVANIA AVENUE, N.W.

                           WASHINGTON, D.C. 20006-4723



                                  March 4, 1998



Texaco Inc.
2000 Westchester Avenue
White Plains, New York  10650

Texaco Capital Inc.
32 Loockerman Square
Suite L-100
Dover, Delaware 19901

Gentlemen:

         We have acted as special tax counsel for Texaco Capital Inc. (the "Company") and Texaco Inc. ("Texaco") in connection with the proposed issue and sale by the Company of up to $500,000,000 of the Company's Series 1998 Medium-Term Notes (the "Notes") guaranteed by Texaco including preparation of the Prospectus Supplement dated the date hereof with respect to said Notes filed with Securities and Exchange Commission and a Registration Statement with respect to said Notes on Form S-3 (File Nos. 333-46527 and 333-46527-01) declared effective by the United States Securities and Exchange Commission on February 26, 1998 (the "Registration Statement").

         We hereby consent to the reference to us and to the use of our name under the caption "Certain United States Federal Income Tax Consequences" and to the filing of a copy of this consent as an exhibit with said Registration Statement.

                                    Very truly yours,

                                    IVINS, PHILLIPS & BARKER

                                    By:  Robert H. Wellen